                                                                    EXHIBIT 10.6

                                 FORM OF CLASS A
                                 ---------------
                           CONTINGENT PROMISSORY NOTE
                           --------------------------

$4,154,300.00                                                             , 2002
                                                        ------------------
                                                           San Diego, California

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS (THE "STATE ACTS"). THIS NOTE HAS BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE ACTS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

     FOR VALUE RECEIVED, the undersigned, Venture Catalyst Incorporated, a Utah corporation (the "Obligor"), hereby promises to pay in lawful money of the United States of America, to the order of Alan Henry Woods (the "Lender"), the principal sum of Four Million One Hundred Fifty-Four Thousand Three Hundred Dollars ($4,154,300.00) at the times and in the amounts set forth below.

     1.   Repayment; No Interest. The unpaid principal balance of this Class A
          ----------------------
Contingent Promissory Note (the "Note") shall be repaid in the amounts and at the times set forth in Sections 1 and 2 hereof. No interest shall accrue or be paid under this Note except as provided for in Section 5(b) hereof.

          (a)  Defined Terms. Capitalized terms not defined elsewhere in this
               -------------
Note shall have the meanings set forth below.

               (i) "Gross Revenues" shall mean the aggregate gross revenues received by Obligor from any source determined in accordance with generally accepted accounting principles, consistently applied, however such calculations shall be made on a cash basis.

               (ii) "Speer" shall mean L. Donald Speer, II.

          (b) Payments. Subject to the provisions of Sections 1(g) and 5(c)
              --------
hereof, for each Quarter (as defined below) the Obligor shall pay to the Lender cash payments (the "Payments") equal to the sum of: (i) the product of two percent (2%) and Obligor's Gross Revenues, up to maximum Gross Revenues of One Million Five Hundred Thousand Dollars ($1,500,000), for the applicable Quarter and (ii) the product of four percent (4%) and Obligor's Gross Revenues in excess of One Million Five Hundred Thousand Dollars ($1,500,000) for the applicable Quarter. The term "Quarter" shall mean (x) the period beginning October 1, 2002 and ending December 31, 2002 and (y) each calendar year quarter following thereafter until the Maximum Payments (as defined below) shall have been paid by Obligor to Lender.

               (c) No Payments Under Certain Circumstances. The parties agree
                   ---------------------------------------
that no payment shall be required to be made by Obligor to Lender under this Note for any Quarter in which (i) Obligor realizes no Gross Revenues, (ii) the provisions of Section 1(g) hereof, which provide for the subordination of this Note under certain circumstances, restrict payments under this Note for the applicable Quarter or (iii) the amount of the Payment for such Quarter shall be offset in full by the Payment Reduction (as defined in Section 5(c)).

               (d) Concurrent Payments to Jonathan Ungar. Reference is made to
                   -------------------------------------
that certain Class A Contingent Promissory Note of even date herewith by Obligor in favor of Jonathan Ungar ("Ungar") in the original principal amount of Four Million One Hundred Seventy-Nine Thousand Thirty-Three Dollars ($4,179,033.00) (the "Ungar Note"). Notwithstanding any provision herein to the contrary, for as long as the Ungar Note is outstanding, Obligor's payments under this Note and the Ungar Note shall be paid to Lender and Ungar, respectively, in equal amounts and at corresponding times.

               (e) Maximum Aggregate Payments. Notwithstanding the foregoing,
                   ---------------------------
the maximum aggregate payments (the "Maximum Payments") that the Obligor shall be required to pay to the Lender under this Note, excluding Interest Payments, Audit Reimbursement Payments, Payment Penalties and Report Penalties (all such terms are defined below, and such terms collectively are referred to herein as the "Penalty Payments"), if any, shall be Four Million One Hundred Fifty-Four Thousand Three Hundred Dollars ($4,154,300.00). At such time that the Obligor has paid to the Lender the Maximum Payments and, if applicable, any unpaid Penalty Payments, no further payments shall be required hereunder and this Note automatically shall be cancelled.

               (f) Deductions and Withholdings. Lender authorizes the Obligor to
                   ---------------------------
make such deductions and withholdings with respect to any payments of principal hereunder as are required by law, including, without limitation, withholding for federal, state and foreign taxes to the extent applicable. The parties agree that amounts deducted or withheld pursuant to this Section 1(f) shall be treated as having been paid by the Obligor to Lender and shall be included in the calculation of the payments required hereunder and Maximum Payments.

               (g) Subordinated Payment Rights. This Note and the Ungar Note
                   ---------------------------
shall be junior (to the extent and in the manner described below) in rights to payment by the Obligor (or any successor thereto) to the contingent payment rights ("Contingent Payment Rights") received by shareholders of the Obligor in connection with the Agreement and Plan of Merger by and among the Obligor, Speer Casino Marketing, Inc., a Delaware corporation, and Speer. In the event that Obligor does not have sufficient funds to make the payments required by the Contingent Payment Rights and by the Payment required with respect to any Quarter, then (i) Obligor first shall make the payments required under the Contingent Payment Rights and (ii) to the extent that any funds are remaining after making such payments, then Obligor shall make the Payment to the extent of the remaining funds. If Obligor is not able to make the full Payment required for any Quarter because of the subordination rights provided in this Section, such failure to make the full Payment shall not constitute a breach of or an Event of Default under this Agreement, and the unpaid portion of the Payment shall revert to being part of the unpaid principal balance of this Note and shall be subject to payment pursuant to Section 1(b) herein.

     2. Timing For Making Payments. Subject to the provisions of Sections 1(g),
        --------------------------
5(b) and 5(c) hereof, the Payments shall be paid quarterly in arrears with each Payment being due and payable on or before the thirtieth (30th) day of the month immediately following the Quarter for which a Payment is being made, except that such thirty (30) day period shall be extended to sixty (60) days for Payments for the last Quarter of the fiscal year of Obligor (each such date on which a Payment is made or due to be made being referred to herein as a "Payment Date"). Subject to the provisions of Sections 1(g), 5(b) and 5(c) hereof, in the event that Obligor fails to pay to Lender a Payment within five (5) business days following the applicable Payment Date, Obligor shall promptly pay to Lender One Thousand Dollars ($1,000) (the "Payment Penalty") with respect to each such occurrence.


     3. Reports. On or prior to the thirtieth (30th) day following each Quarter
        -------
during which this Note is outstanding (except that such thirty (30) day period shall be extended to sixty (60) days for reports for the last Quarter of the fiscal year of Obligor), but in no case later than the corresponding Payment Date, Obligor shall deliver to Lender (i) a consolidated balance sheet, a statement of income (on both a cash and an accrual basis, and showing differences between the two bases), and a statement of cash flows of the Obligor and any subsidiaries as at the close of such Quarter and covering operations for such Quarter and the portion of the Obligor's fiscal year ending on the last day of such Quarter, all in reasonable detail and prepared in accordance with U.S. generally accepted accounting principles then in effect, subject to audit and year-end adjustments, and (ii) a written report setting forth (x) the calculation of Gross Revenues and the Payment for the Quarter for which the report is being delivered and (y) where any Payment is not made in whole or in part due to the provisions set forth in Section 1(g), a statement in reasonable detail evidencing why such Payment could not be made as a result of such provisions, including details as to the available cash position of the Company as of such Payment Date. In the event that Obligor fails to deliver to Lender the reports described in this Section 3 within five (5) business days following the applicable due date, Obligor shall promptly pay to Lender One Thousand Dollars ($1,000) (the "Report Penalty") with respect to each such occurrence.

     4. Books and Records. The Obligor shall keep complete and accurate records
        -----------------
with respect to the calculation of Gross Revenues and the Payments, as well as complete and accurate records evidencing the Company's inability to make any Payment, in whole or in part, due to the provisions set forth in Section 1(g), and shall make the same available to Lender, and its agents or representatives, at such reasonable times and upon reasonable notice as Lender may from time to time request for inspection, copying and extracting of information. Such books of account and records shall be maintained by the Obligor for a period of two
(2) years after the termination of this Note for possible inspection, copying, extracting and/or auditing by the Lender.

     5. Audit Rights.
        ------------

        (a) Conduct of Audit. Lender shall have the right during regular
            ----------------
business hours and no more frequently than once in any twelve-month period, to conduct an independent audit of the Obligor's calculations of Gross Revenues and the Payments, at Lender's sole cost and expense, for the purpose of determining the amount of the Payments owed to Lender hereunder. Upon Lender's reasonable request in accordance with the foregoing, the Obligor shall provide Lender's independent accountants with reasonable access to the Obligor's books of account and records concerning its calculations of Gross Revenues and Payments. Within five (5) days of Lender's receipt of the written audit report (the "Audit Report") produced by Lender's accountants in connection with any audit conducted in accordance with this Section, Lender shall provide to Obligor a copy of such Audit Report.

          (b) Audit Results in Increased Payments. If the audit finds an error
              -----------------------------------
or errors in Obligor's books of account and records which increases the amount of the aggregate Payments owed by the Obligor to the Lender during the audited period, then the Obligor shall pay to the Lender the amount which results from subtracting the aggregate Payments previously made for such audited period from the aggregate Payments owed for such audited period (such difference being referred to as the "Additional Payment"). If the Additional Payment represents more than ten percent (10%) of the amount of the aggregate Payments previously made for such audited period and more than Ten Thousand Dollars ($10,000), then in addition to paying to the Lender the Additional Payment, the Obligor shall pay to the Lender: (i) interest on such Additional Payment amount at a rate of five percent (5%) per annum based upon a 365 day year and calculated from the date that the Additional Payment should have been paid (the "Interest Payment") and (ii) the reasonable costs and expenses of Lender's audit (an "Audit Reimbursement Payment"). The Additional Payment and, if applicable, the Interest Payment and Audit Reimbursement Payment, shall be paid by Obligor to Lender within thirty (30) days of Obligor's receipt of the Audit Report; provided that if Obligor disputes the results of the Audit Report, payments otherwise required under this Section shall be paid in accordance with the provisions of Section 5(d) hereof.

          (c) Audit Results in Decreased Payments. If the audit finds an error
              -----------------------------------
or errors in Obligor's books of account and records which decreases the amount of the aggregate Payments owed by the Obligor to the Lender during the audited period, then the amount of such decrease (the "Payment Reduction") shall be offset against and reduce the Payments calculated for periods after the date of Obligor's receipt of the Audit Report, and such reductions shall continue until the full amount of the Payment Reduction has been offset against the Payments.

          (d) Audit Disputes. The parties hereto agree to the following as their
              --------------
sole means of resolving any disputes regarding audits or the calculation of Additional Payments under this Section 5 (an "Audit Dispute"). For a period of twenty-five (25) days after delivery of notice from either party, the parties shall attempt in good faith to resolve the Audit Dispute by direct negotiation of non-lawyer representatives of the parties. If the parties do not resolve the Audit Dispute within such twenty-five (25) day period, either party may submit the matter to binding arbitration through the American Arbitration Association ("AAA"), pursuant to the AAA Arbitration Rules and Procedures then in effect, at the office of the AAA located in San Diego County, California, or such other location as is mutually agreed to by the parties. The parties mutually shall agree upon an arbitrator who shall be a certified public accountant in the State of California. The costs of arbitration, including the fees and expenses of the arbitrator, shall be paid equally by the parties. Each party shall bear the cost of preparing and presenting its case. The parties agree that the arbitrator shall have no power or authority to make any award that provides for punitive or exemplary damages or the payment of attorneys' fees. The arbitrator's decision shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. Payments of the Additional Payment and, if applicable, the Interest Payment and Audit Reimbursement Payment, which are awarded by the arbitrator in accordance with this Section, shall be required to be paid by Obligor to Lender within thirty (30) days of the date that the arbitrator issues its decision.

     6.   Events of Default. The following shall constitute events of default
          -----------------
("Events of Default") under this Note:

          (a) The failure to pay any amounts owing hereunder or deliver any report due hereunder, in each case within a period of ten (10) business days following receipt by Obligor of written notice of such failure from Lender;

          (b) The occurrence of a default under any of the material terms of this Note (other than a default under paragraphs (a), (c), (d) or (e) of this Section 6) and such default has not been cured within a period of ten (10) business days (or such additional time as reasonable diligence may require) following receipt by Obligor of written notice of such failure from Lender;

          (c) Obligor shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable federal or state statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing;

          (d) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Obligor or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Obligor or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within seventy-five (75) days of commencement; or

          (e) The breach by Speer of any provision of the Acknowledgment and Agreement, dated as of __________ , 2002, by and among Speer, the Lender and Ungar; provided, however, that in the event that any such breach is cured to the reasonable satisfaction of Lender within five (5) business days of either (i) Obligor becoming aware of such breach or (ii) Lender giving Obligor notice of such breach (whichever is shorter), then such default shall be deemed cured and any acceleration or other action by Lender with respect thereto shall be deemed rescinded.

     If an Event of Default occurs under this Note, (i) all amounts owed under this Note shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Obligor and (ii) Lender may exercise any and all rights and remedies permitted by applicable law.

     7. Nontransferability. Lender's rights under this Note, including the right
        ------------------
to receive any payments hereunder, shall be nontransferable except for (i) transfers made by will or the laws of descent and distribution, (ii) transfers for estate planning purposes to any spouse, parent, sibling, in-law, child or grandchild of Lender or to a trust for the benefit of Lender or such spouse, parent, sibling, in-law, child or grandchild of Lender or (iii) transfers to any corporate or other entity that is wholly-owned, either directly or indirectly, by the Lender, and provided that any further transfer shall be prohibited. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of any right hereunder, shall be null and void. The Obligor may not assign this Note or its rights and obligations hereunder except for transfers to any entity which is directly or indirectly controlled by Speer and which is the successor in interest to the business and assets of the Obligor.

     8. Notices. All notices required or permitted hereunder shall be in writing
        -------
and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day,
(c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

     9. Cancellation. This Note and all rights and obligations hereunder
        ------------
automatically shall be cancelled at the time that the Obligor has paid to Lender the Maximum Payments and, if applicable, any unpaid Penalty Payments.

     10. Severability. In the event that any one or more of the provisions (or
         ------------
parts thereof) contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the rights and privileges of each party shall be enforceable to the fullest extent permitted by law.

     11. Entire Agreement; Amendments and Waivers. This Note constitutes the
         ----------------------------------------
entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Note may not be amended or modified except by an instrument in writing signed on behalf of each of the parties hereto. No waiver of this Note shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Note shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     12. Fees and Expenses. Each party shall be liable for their own costs and
         -----------------
expenses incurred in connection with this Note.

     13. Governing Law. The validity, interpretation and performance of this
         -------------
Note shall be governed by and construed under the law of the State of California without regard to conflicts of laws principles.

     14. Enforcement. Except as otherwise provided in Section 5 hereof, the
         -----------
parties hereto consent and agree that exclusive jurisdiction for the resolution of any dispute between them in respect of the enforcement of the rights and duties created by this Note shall reside in any federal or state court sitting in San Diego County, California. Service in any action to enforce rights created by this Note may be effected on counsel-of-record for any party to this Note. The prevailing party in any action to enforce this Note shall be entitled to recover its costs and expenses, including, without limitation, reasonable attorneys' fees.

     15. Usury Limitation. In no event shall the amount paid or agreed to be
         ----------------
paid to Lender as an Interest Payment for the use or forbearance of money to be advanced hereunder exceed the highest lawful rate permissible under the then applicable usury laws. If it is hereafter determined by a court of competent jurisdiction that any such payments are in excess of the amount which Lender may legally collect under the then applicable usury laws, such amount which would be excessive interest shall be applied to the payment of the unpaid principal balance due hereunder and not to the payment of interest or, if all principal shall previously have been paid, promptly repaid by Lender to Obligor.

     16. Headings. Headings in this Note are included for convenience of
         --------
reference only and shall not be deemed a part of or in any manner to affect this Note or any provision hereof.

                            [Signature page follows]

             [SIGNATURE PAGE TO CLASS A CONTINGENT PROMISSORY NOTE]

     IN WITNESS WHEREOF, the parties hereto have executed this Note as of the day and year first above written.

"OBLIGOR"                     VENTURE CATALYST INCORPORATED,
                              a Utah corporation

                              By:
                                 -----------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

                              Address:

                              591 Camino de la Reina
                              Suite 418
                              San Diego, California 92108
                              Attention: Chief Financial Officer
                              Facsimile No.: 858-385-1001

"LENDER"
                              --------------------------------------------------
                              Alan Henry Woods

                              Address:

                              --------------------------------------------------

                              --------------------------------------------------

                              --------------------------------------------------
                              Facsimile No.:
                                            ------------------------------------